EXHIBIT 23.2 - CONSENT OF KPMG PEAT MARWICK LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Current Report on Form 8-K of Duke Energy Corporation of our report dated January 16, 1997 on the consolidated financial statements of PanEnergy Corp as of December 31, 1996 and 1995, and for each of the years in the three year period ended December 31, 1996, appearing in the Annual Report on Form 10-K of PanEnergy Corp for the year ended December 31, 1996.



/S/ KPMG PEAT MARWICK LLP
HOUSTON, TEXAS
JUNE 27, 1997



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